Exhibit 10.1

EXECUTION VERSION

VOTING AND SUPPORT AGREEMENT

This VOTING AND SUPPORT AGREEMENT (this “Agreement”), is dated as of January 12, 2021 (the “Effective Date”), by and among STERIS plc, a company incorporated under the laws of Ireland  (“Parent”), Solar New US Holding Co, LLC, a Delaware limited liability company and a wholly owned subsidiary of Parent (“US Holdco”), Crystal Merger Sub 1, LLC, a Delaware limited liability company and a direct wholly owned subsidiary of US Holdco (“Crystal Merger Sub”), and the stockholders of Cantel Medical Corporation, a Delaware corporation (the “Company”) listed on the signature pages attached hereto (the “Stockholders”, and, collectively with Parent, US Holdco and Crystal Merger Sub, the “Parties”). Capitalized terms used and not otherwise defined herein shall have the meanings ascribed to such terms in the Merger Agreement (as defined below).

RECITALS

WHEREAS, concurrently with the execution and delivery of this Agreement, Parent, US Holdco, Crystal Merger Sub and the Company are entering into an Agreement and Plan of Merger, dated as of the date hereof (the “Merger Agreement”), providing for, among other things and subject to the terms and conditions of the Merger Agreement, the Mergers.

WHEREAS, as of the Effective Date, each Stockholder is the beneficial owner of the number of shares of Company Common Stock set forth opposite such Stockholder’s name on EXHIBIT 1 attached hereto (each, including any such Additional Securities (as defined below), but excluding any Transferred Shares, an “Owned Share”).

WHEREAS, as a condition and inducement to the willingness of Parent, US Holdco and Crystal Merger Sub to enter into the Merger Agreement and in furtherance of the Mergers, the Stockholders wish to enter into this Agreement.

NOW, THEREFORE, in consideration of the mutual covenants and agreements contained in this Agreement and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Parties agree as follows:

ARTICLE I
STOCKHOLDERS CONSENT;
AGREEMENT TO VOTE AND IRREVOCABLE PROXY

Section 1.1          Agreement to Vote

Each Stockholder hereby irrevocably and unconditionally agrees that, for the period from the Effective Date until the earlier of (a) the time that the Company Stockholder Approval has been obtained and (b) termination of this Agreement in accordance with Section 4.1 (such period, the “Agreement Term”), such Stockholder shall (i) take all such actions as may be reasonably required to cause each of such Stockholder’s Owned Shares to be present, in person or by proxy, at the Company Special Meeting and (ii) at any Company Special Meeting vote (or cause to be voted), to the extent entitled to vote thereon, all of such Stockholder’s Owned Shares:

(A)          in favor of (I) adoption of the Merger Agreement and (II) the approval of any proposal to adjourn such Company Special Meeting to a later date if there are not sufficient votes for adoption of the Merger Agreement; and

(B)        against (I) any Competing Proposal, (II) any action submitted to the holders of Company Common Stock for approval that would reasonably be expected to prevent or impede the consummation of the Transactions and (III) any amendment of the Company’s organizational documents that would reasonably be expected to impair the ability of the Company, Parent, US Holdco or Crystal Merger Sub to complete the Pre-Closing Conversion or the Mergers, or that would or would reasonably be expected to prevent, impede, frustrate, interfere with, delay, postpone or adversely affect the consummation of the Pre-Closing Conversion or the Mergers, in each case with respect to sub clause (II) and (III), in any material respect.

Section 1.2          Other Voting Rights

For the avoidance of doubt, except as expressly set forth in this Agreement, nothing in this Agreement shall limit the right of any Stockholder to vote in favor of, against, or abstain with respect to any matter presented to the Company’s Stockholders not addressed by Section 1.1(b)(ii).

Section 1.3          Grant of Irrevocable Proxy

Each Stockholder hereby irrevocably appoints Parent and any designee of Parent, and each of them individually, as such Stockholder’s proxy and attorney-in-fact, with full power of substitution and resubstitution, to vote at the Company Special Meeting during the Agreement Term, with respect to such Stockholder’s Owned Shares as of the applicable record date, in each case solely to the extent and in the manner specified in Section 1.1 (the “Proxy”); provided, however, that such Proxy shall be effective if, and only if, the Stockholder has not delivered to the Corporate Secretary of the Company, at least two business days prior to the Company Special Meeting, a duly executed proxy card directing that such Stockholder’s Owned Shares be voted in accordance with Section 1.1. The Proxy is given to secure the performance of the duties of each Stockholder under this Agreement, and its existence will not be deemed to relieve any Stockholder of such Stockholder’s obligations under this Agreement. The Proxy shall expire and be deemed revoked automatically at the expiration of the Agreement Term.

Section 1.4          Nature of Irrevocable Proxy

The Proxy granted by each Stockholder is irrevocable during the Agreement Term, shall be deemed to be coupled with an interest sufficient in Law to support an irrevocable proxy and shall revoke any and all prior proxies granted by any Stockholder with regard to such Stockholder’s Owned Shares and each Stockholder acknowledges that the Proxy constitutes an inducement for Parent, US Holdco and Crystal Merger Sub to enter into the Merger Agreement. The power of attorney granted by each Stockholder is a durable power of attorney and shall survive the bankruptcy, dissolution, death or incapacity of such Stockholder until the end of the Agreement Term.

ARTICLE II
REPRESENTATIONS AND WARRANTIES OF THE STOCKHOLDERS

Each Stockholder, on behalf of himself or itself, severally, but not jointly, hereby represents and warrants to Parent, US Holdco and Crystal Merger Sub as of the Effective Date:

Section 2.1          Power; Due Authorization; Binding Agreement

Such Stockholder has (if not an individual) all requisite corporate power and authority, and (if an individual) legal capacity (as applicable), to enter into this Agreement and, subject (in the case of the First Merger) to receipt of the Company Stockholder Approval, to consummate the Transactions, including the Mergers. The execution and delivery of this Agreement and the consummation by such Stockholder (if not an individual) of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate, partnership or other applicable action on the part of such Stockholder. No other proceedings on the part of such Stockholder are necessary to authorize this Agreement or to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by such Stockholder and, assuming the due and valid authorization, execution and delivery hereof by the other Parties, constitutes a valid and binding agreement of such Stockholder, enforceable against such Stockholder in accordance with its terms, except that such enforcement may be subject to applicable bankruptcy, insolvency, reorganization, moratorium or other similar Laws, now or hereafter in effect, relating to creditors’ rights generally.

Section 2.2          Ownership of Shares

Such Stockholder’s Owned Shares are owned beneficially by such Stockholder free and clear of any Liens. Such Stockholder does not beneficially own any capital stock or other securities of the Company other than the Owned Shares and does not beneficially own any rights to purchase or acquire any shares of capital stock of the Company except as set forth opposite such Stockholder’s name on EXHIBIT 1. Other than restrictions in favor of Parent pursuant to this Agreement and except for such transfer restrictions of general applicability as may be provided under the Securities Act, as of the Effective Date such Stockholder has (except as otherwise permitted by this Agreement) full voting power and full dispositive power with respect to the matters set forth in Section 1.1 in respect of all of the Owned Shares of such Stockholder and no proxies have been given in respect of any or all of such Owned Shares other than proxies which have been validly revoked prior to the Effective Date.

Section 2.3          Adequate Information

Such Stockholder is a sophisticated holder with respect to the Owned Shares and has adequate information concerning the Transactions, including the Mergers, and concerning the business and financial condition of Parent and the Company to make an informed decision regarding the matters referred to herein and has independently, without reliance upon the Company, and based on such information as such Stockholder has deemed appropriate, made such Stockholder’s own analysis and decision to enter into this Agreement.

Section 2.4          No Conflict

The execution and delivery of this Agreement by such Stockholder does not, and the performance of the terms of this Agreement by such Stockholder will not, (a) require the consent or approval of, or any filing with, any other Person, (b) if such Stockholder is not an individual, conflict with or violate any organizational document of such Stockholder, (c) conflict with or violate or result in any breach of, or default (with or without notice or lapse of time, or both) under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of any Liens on, any of the Owned Shares pursuant to any Contract to which such Stockholder is a party or by which such Stockholder or any of the Owned Shares are bound, or (d) violate any Applicable Laws applicable to such Stockholder or any of his or its assets (including the Owned Shares), except for any of the foregoing which would not, individually or in the aggregate, prevent, materially delay or impair in any material respect such Stockholder’s ability to perform his or its obligations under this Agreement.

Section 2.5          Acknowledgment

Such Stockholder understands and acknowledges that Parent, US Holdco and Crystal Merger Sub are entering into the Merger Agreement in reliance upon such Stockholder’s execution, delivery and performance of this Agreement.

Section 2.6          Transaction Fee

Such Stockholder has not employed any investment banker, broker or finder in connection with the Transactions who is entitled to any fee or any commission from Parent or the Company or any of their respective Subsidiaries in connection with or upon consummation of the Mergers or any other transaction contemplated by the Merger Agreement.

Section 2.7          Actions and Proceedings

There are no (a) Actions pending or, to the knowledge of such Stockholder, threatened against such Stockholder or any of his or its assets or (b) outstanding Orders or Contracts settling any actual or threatened Action to which such Stockholder or any of his or its assets are subject or bound, in each case, which would prevent, materially delay or impair in any material respect such Stockholder’s ability to perform his or its obligations under this Agreement.

[Signature Page to the Voting and Support Agreement]

ARTICLE III
COVENANTS OF THE STOCKHOLDERS

Section 3.1          Restriction on Transfer, Proxies and Non-Interference

Each Stockholder hereby agrees, during the Agreement Term, not to, directly or indirectly, voluntarily or involuntarily, (a) sell, transfer, pledge, encumber, assign or otherwise dispose of (including by merger (including by conversion into securities or other consideration), by tendering into any tender or exchange offer, by testamentary disposition, by operation of Law or otherwise), or enter into any Contract, option or other arrangement or understanding providing for the sale, transfer, pledge, encumbrance, assignment or other disposition of (including by merger (including by conversion into securities or other consideration), by tendering into any tender or exchange offer, by testamentary disposition, by operation of Law or otherwise), or limitation on the voting rights of, any of the Owned Shares or any economic interest therein (any such action, a “Transfer”), (b) grant any proxies or powers of attorney with respect to the Owned Shares of such Stockholder, deposit any such Owned Shares into a voting trust or enter into a voting agreement with respect to any such Owned Shares, in each case with respect to any vote on the approval and adoption of the Merger Agreement or any other matters set forth in Section 1.1 of this Agreement, or (c) commit or agree to take any of the foregoing actions during the Agreement Term; provided, that, the foregoing notwithstanding, (x) each Stockholder shall have the right to Transfer all or any portion of his or its Owned Shares to a Permitted Transferee (as such term is defined below) of such Stockholder if and only if such Permitted Transferee shall have agreed in writing, in a manner reasonably acceptable to Parent, (i) to accept such Owned Shares subject to the terms and conditions of this Agreement and (ii) to be bound by this Agreement and to agree and acknowledge that such Person shall constitute a Stockholder for all purposes of this Agreement, (y) Charles M. Diker shall have the right to Transfer (for charitable purposes only) 41,030 Owned Shares owned by his non-profit corporation and (z) following the date that is four months after the date hereof, Charles M. Diker shall have the right to Transfer (in the aggregate) up to 50,000 of his Owned Shares and Mark N. Diker shall have the right to Transfer (in the aggregate) up to 8,000 of his Owned Shares (each such Owned Share that is Transferred pursuant to subsection (y) or (z) of this proviso, a “Transferred Share”). “Permitted Transferee” means, with respect to any Stockholder, (A) any other Stockholder or any affiliate of any Stockholder, (B) a spouse, lineal descendant or antecedent, brother or sister, adopted child or grandchild or the spouse of any child, adopted child, grandchild or adopted grandchild of any Stockholder or any of its affiliates, or (C) any trust, the trustees of which include only the Persons named in clause (A) or (B) and the beneficiaries of which include only the Persons named in clause (A) or (B).

Section 3.2          Additional Securities

From the Effective Date until the earlier of (a) the termination of this Agreement pursuant to Section 4.1 and (b) the Company Special Meeting, in the event any Stockholder becomes the beneficial owner (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of (i) any shares of Company Common Stock or any other voting securities of the Company, (ii) any securities which may be converted into or exchanged for such share or other securities, or (iii) any securities issued in replacement of, or as a dividend or distribution on, or otherwise in respect of, such shares or other securities (collectively, but excluding any shares of Company Common Stock beneficially owned in the form of Company RSU Awards, but only to the extent such shares are not then entitled to vote at the Company Special Meeting, “Additional Securities”), such Additional Securities will be subject to the terms of this Agreement and the covenants applicable to the Owned Shares hereunder shall apply to such Additional Securities as though owned by the Stockholder on the Effective Date.

Section 3.3          Merger Agreement Obligations

Each Stockholder agrees that it shall not directly or indirectly, (a) solicit, initiate or knowingly encourage or knowingly facilitate (including by way of furnishing information), or engage in negotiations regarding, any proposal or offer which constitutes or would be reasonably expected to lead to a Competing Proposal, (b) furnish to any Person any nonpublic information relating to the Company or any Company Subsidiary in connection with a Competing Proposal, (c) engage in discussions with any Person with respect to any Competing Proposal made by such Person, (d) enter into any letter of intent or similar document relating to, or any agreement or commitment providing for, any Competing Proposal, or (e) resolve or agree to do any of the foregoing; provided that the foregoing shall not restrict such Stockholder, or any of such Stockholder’s directors, officers, employees, partners, managers, members or affiliates, from taking any such actions on behalf of or as a Representative of the Company that would not constitute a breach of the Merger Agreement.

Section 3.4          No Limitations on Actions

Parent expressly acknowledges that each Stockholder is entering into this Agreement solely in such Stockholder’s capacity as the beneficial owner of Owned Shares and, notwithstanding anything to the contrary herein, this Agreement shall not limit or otherwise affect the actions or fiduciary duties of such Stockholder, or any of such Stockholder’s affiliates, in such Stockholder’s, or any of such Stockholder’s affiliates’ capacity, if applicable, as a director of the Company. Parent shall not assert any claim that any action taken by such Stockholder, or any of such Stockholder’s affiliates, in such Stockholder’s, or any of such Stockholder’s affiliates’ capacity, if applicable, as a director of the Company violates any provision of this Agreement.

Section 3.5          Further Assurances

From time to time, at the reasonable request of Parent and without further consideration, each Stockholder shall, at Parent’s cost and expense, use commercially reasonable efforts to execute and deliver such additional documents and take all such further action as may be reasonably necessary to comply with such Stockholder’s obligations under this Agreement.

Section 3.6          Notice of Acquisitions

Each Stockholder (severally and not jointly) agrees to notify Parent as promptly as reasonably practicable (and in any event within two business days after receipt) orally and in writing of the number of any additional shares of Company Common Stock, or securities convertible into or exchangeable for shares of Company Common Stock, of which such Stockholder acquires beneficial ownership on or after the date hereof.

Section 3.7          General Covenants

Each Stockholder agrees that such Stockholder shall not enter into any Contract with any Person or take any other action that violates such Stockholder’s covenants and obligations under this Agreement.

ARTICLE IV
MISCELLANEOUS

Section 4.1          Termination of this Agreement

This Agreement, and all obligations, terms and conditions contained herein, shall automatically terminate without any further action required by any Party upon the earliest to occur of: (a) the termination of the Merger Agreement in accordance with its terms, (b) the Effective Time, (c) the Company Board of Directors making a Change of Recommendation pursuant to the Merger Agreement, and (d) in the event the Merger Agreement is amended to modify the Merger Consideration in a manner detrimental to the Company’s stockholders.

Section 4.2          Effect of Termination

In the event of termination of this Agreement pursuant to Section 4.1, this Agreement shall become void and of no effect with no liability on the part of any Party; provided, however, no such termination shall relieve any Party from any liability for any Willful Breach of this Agreement occurring prior to such termination, and the provisions of this ARTICLE IV shall survive any such termination.

Section 4.3          Entire Agreement; Assignment

This Agreement (together with the Merger Agreement, to the extent referred to in this Agreement) and any documents delivered by the Parties in connection herewith constitute the entire agreement among the Parties with respect to the subject matter hereof and supersedes all other prior agreements and understandings, both written and oral, among the Parties with respect to the subject matter hereof. Nothing in this Agreement, express or implied, is intended to or shall confer upon any Person other than the Parties any rights or remedies hereunder; provided, that, the Company is intended to, and shall, be a third-party beneficiary of the covenants and agreements of the Parties set forth in this Agreement, which covenants and agreements shall not be amended, modified or waived without the prior written consent of the Company. Neither this Agreement nor any of the rights, interests or obligations under this Agreement may be assigned or delegated, in whole or in part, by operation of Law or otherwise, by any Party without the prior written consent of the other Parties, and any such assignment without such prior written consent shall be null and void. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of, and be enforceable by, the Parties and their respective permitted successors and assigns.

Section 4.4          Amendments and Waivers

This Agreement may only be amended or waived if, and only if, such amendment or waiver is in writing and signed, in the case of an amendment, by each of the Parties, or in the case of a waiver, by the Party against whom the waiver is to be effective (and, in any case, by the Company). No failure or delay by Parent, US Holdco or Crystal Merger Sub in exercising any right hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise of any other right hereunder.

Section 4.5          Notices

All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally (notice deemed given upon receipt), telecopied (notice deemed given upon confirmation of receipt) or sent by a nationally recognized overnight courier service, such as Federal Express (notice deemed given upon receipt of proof of delivery), to the Parties at the following addresses (or at such other address for a Party as shall be specified by like notice):

If to the Stockholders:

c/o Diker Management, LLC
570 Lexington Avenue
27th Floor
New York, NY 10022
Attn:	Charles M. Diker
Mark N. Diker
Email:	cdiker@dikerllc.com
mdiker@dikerllc.com

 with copies to:

Schulte Roth & Zabel LLP
919 Third Avenue
New York, NY 10022
Attn:	Paul Roth
Andrew Fadale
Email:	Paul.Roth@srz.com
Andrew.Fadale@srz.com
 and

Wachtell, Lipton, Rosen & Katz
51 West 52nd Street
New York, New York 10019
Attn:	Igor Kirman
Victor Goldfeld
Email:	IKirman@wlrk.com
VGoldfeld@wlrk.com

If to Parent, US Holdco or Crystal Merger Sub:

STERIS plc
70 Sir John Rogerson’s Quay
Dublin 2
D02 R296
Ireland
Attn:	J. Adam Zangerle,
Senior Vice President, General Counsel, and Company Secretary
Email:	adam_zangerle@steris.com

 with a copy to:

Jones Day
250 Vesey Street
New York, New York 10281
Attn:	James P. Dougherty
Email:	jpdougherty@jonesday.com

 and

Jones Day
901 Lakeside Avenue
Cleveland, Ohio 44114
Attn:	Erin de la Mare
Email:	esdelamare@jonesday.com

Section 4.6          Governing Law; Jurisdiction

(a)         This Agreement shall be governed by, and construed in accordance with, the Laws of the State of Delaware, without giving effect to conflicts of Laws principles that would result in the application of the Law of any other state.

(b)           Each of the Parties hereby irrevocably and unconditionally submits, for himself or itself and his or its property, to the exclusive jurisdiction of the Court of Chancery of the State of Delaware, or, if (and only if) such court finds it lacks subject matter jurisdiction, the Federal court of the United States of America sitting in Delaware, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby or for recognition or enforcement of any judgment relating thereto, and each of the Parties hereby irrevocably and unconditionally (i) agrees not to commence any such action or proceeding except in the Court of Chancery of the State of Delaware, or, if (and only if) such court finds it lacks subject matter jurisdiction, the Federal court of the United States of America sitting in Delaware, and any appellate court from any thereof, (ii) agrees that any claim in respect of any such action or proceeding may be heard and determined in the Court of Chancery of the State of Delaware, or, if (and only if) such court finds it lacks subject matter jurisdiction, the Federal court of the United States of America sitting in Delaware, and any appellate court from any thereof, (iii) waives, to the fullest extent it may legally and effectively do so, any objection that it may now or hereafter have to the laying of venue of any such action or proceeding in such courts and (iv) waives, to the fullest extent permitted by Law, the defense of an inconvenient forum to the maintenance of such action or proceeding in such courts.  Each of the Parties agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by Law. Each Party irrevocably consents to service of process inside or outside the territorial jurisdiction of the courts referred to in this Section 4.6 in the manner provided for notices in Section 4.5. Nothing in this Agreement will affect the right of any Party to this Agreement to serve process in any other manner permitted by Law.

Section 4.7          Waiver of Jury Trial

EACH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (A) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE EITHER OF SUCH WAIVERS, (B) IT UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF SUCH WAIVERS, (C) IT MAKES SUCH WAIVERS VOLUNTARILY, AND (D) IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 4.7.

Section 4.8          Enforcement; Remedies

(a)           Except as otherwise expressly provided herein, any and all remedies herein expressly conferred upon a Party will be deemed cumulative with and not exclusive of any other remedy conferred hereby, or by Law or equity upon such Party, and the exercise by a Party of any one remedy will not preclude the exercise of any other remedy.

(b)        The Parties agree that irreparable injury will occur in the event that any provision of this Agreement is not performed in accordance with its specific terms or is otherwise breached. It is agreed that each Party shall be entitled to an injunction or injunctions to prevent or remedy any breaches or threatened breaches of this Agreement by any other Party, to an Order of specific performance to specifically enforce the terms and provisions of this Agreement and to any further equitable relief.

(c)          The Parties’ rights in this Section 4.8 are an integral part of this Agreement and each Party hereby waives any objections to any remedy referred to in this Section 4.8 (including any objection on the basis that there is an adequate remedy at Law or that an award of such remedy is not an appropriate remedy for any reason at Law or equity).  For the avoidance of doubt, each Party agrees that there is not an adequate remedy at Law for a breach of this Agreement by any Party.  In the event any Party seeks any remedy referred to in this Section 4.8, such Party shall not be required to obtain, furnish, post or provide any bond or other security in connection with or as a condition to obtaining any such remedy.  The Parties acknowledge and agree that time is of the essence and that they would suffer ongoing irreparable injury for so long as any provision of this Agreement is not performed in accordance with its terms.  It is accordingly agreed that, as to any legal proceeding in which a Party seeks specific performance or other equitable relief pursuant to this Section 4.8, the Parties shall seek and use their reasonable best efforts to obtain an expedited schedule for such proceedings and shall not oppose any Party’s request for expedited proceedings.

Section 4.9          Counterparts; Effectiveness

This Agreement may be executed manually or by facsimile by the Parties, in any number of counterparts, each of which shall be considered one and the same agreement and shall become effective when a counterpart hereof shall have been signed by each of the Parties and delivered to the other Parties.  Delivery of an executed counterpart of a signature page to this Agreement by facsimile transmission or by email of a .pdf attachment shall be effective as delivery of a manually executed counterpart of this Agreement.

Section 4.10        Severability

If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by rule of Law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the Parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in an acceptable manner to the end that the other terms of this Agreement are fulfilled to the extent possible.

Section 4.11        Interpretation

When a reference is made in this Agreement to Sections, such reference shall be to a Section of this Agreement unless otherwise indicated. Whenever the words “include,” “includes” or “including” are used in this Agreement they shall be deemed to be followed by the words “without limitation.” As used in this Agreement, the term “affiliates” shall have the meaning set forth in Rule 12b‑2 of the Exchange Act. As used in this Agreement, the term “business days” has the meaning set forth in Rule 14d-1(g)(3) of the Exchange Act. The headings set forth in this Agreement are for convenience of reference purposes only and shall not affect or be deemed to affect in any way the meaning or interpretation of this Agreement or any term or provision hereof. When reference is made herein to a Person, such reference shall be deemed to include all direct and indirect Subsidiaries of such Person unless otherwise indicated or the context otherwise requires, and the successors and permitted assigns of that Person. All references herein to the Subsidiaries of a Person shall be deemed to include all direct and indirect Subsidiaries of such Person unless otherwise indicated or the context otherwise requires. Any reference to any contract or instrument shall be deemed to refer to such contract or instrument as from time to time amended, modified or supplemented. References to any Law shall be deemed to refer to such Law as amended or supplemented from time to time and to any rules, regulations and interpretations promulgated thereunder. The words “hereof,” “hereto,” “hereby,” “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. The Parties agree that they have been represented by counsel during the negotiation and execution of this Agreement and, therefore, waive the application of any Law, regulation, holding or rule of construction providing that ambiguities in an agreement or other document will be construed against the party drafting such agreement or document.

Section 4.12        Publication

Each Stockholder hereby permits Parent, US Holdco and Crystal Merger Sub to publish and disclose in any documents or schedules filed with the SEC and any other disclosures or filings required by Applicable Law such Stockholder’s identity and ownership of the Owned Shares and the nature of such Stockholder’s commitments pursuant to this Agreement.  Parent, US Holdco and Crystal Merger Sub hereby permit each Stockholder to publish and disclose in any documents or schedules filed with the SEC and any other disclosures or filings required by Applicable Law the nature of such Stockholder’s commitments pursuant to this Agreement.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the Parties have caused this Agreement to be duly executed as of the Effective Date.

PARENT

STERIS PLC

By:	/s/ Walter M. Rosebrough, Jr.
Name:	Walter M. Rosebrough, Jr.
Title:	President and Chief Executive Officer

[Signature Page to the Voting and Support Agreement]

US HOLDCO

SOLAR NEW US HOLDING CO, LLC

By:	/s/ Michael J. Tokich
Name:	Michael J. Tokich
Title:	President

[Signature Page to the Voting and Support Agreement]

CRYSTAL MERGER SUB

CRYSTAL MERGER SUB 1, LLC

By:	/s/ Michael J. Tokich
Name:	Michael J. Tokich
Title:	President

[Signature Page to the Voting and Support Agreement]

STOCKHOLDERS:

CHARLES M. DIKER

By:	/s/ Charles M. Diker

[Signature Page to the Voting and Support Agreement]

MARK N. DIKER

By:	/s/ Mark N. Diker

[Signature Page to the Voting and Support Agreement]

DIKER MANAGEMENT LLC

By:	/s/ Charles M. Diker
Name:	Charles M. Diker
Title:	Chairman and Managing Member

[Signature Page to the Voting and Support Agreement]

EXHIBIT 1
COMPANY STOCK OWNERSHIP

Stockholder	Number of Shares Beneficially Owned
Charles M. Diker	3,401,118
Diker Management, LLC	448,054
Mark N. Diker	530,600